Page 1 Eos Energy Enterprises, Inc. Short-Term Incentive Compensation Plan (Effective as of March 2, 2025) _____________________________________________________________________________________________________ 1. Establishment of the Plan: The Board of Directors (the “Board”) of Eos Energy Enterprises, Inc., a Delaware corporation (“Eos”), hereby establishes a short-term incentive compensation plan for Eos and its Subsidiaries (collectively, the “Company”) to be known as the “Short-Term Incentive Compensation Plan” or the “STI Plan”. The STI Plan permits the awarding of incentive cash bonuses to certain eligible employees based on the Company’s achievement of performance goals that are pre-established by the Leadership Development and Compensation Committee of the Board or any other committee of the Board that may succeed to its functions and capacities (the “Committee”). For purposes of the STI Plan, “Subsidiaries” means any and all entities (other than Eos) in an unbroken chain of entities beginning with Eos where each of the entities in the unbroken chain other than the last entities owns ownership interests possessing at least 50 percent or more of the total combined voting power of all classes of ownership interests in one of the other entities in the chain, and if specifically determined by the Committee, may include an entity in which Eos has a significant ownership interest or that is directly or indirectly controlled by Eos. 2. Purpose of the Plan: The purpose of the STI Plan is to (a) enable the Company to attract, motivate, and retain highly competent employees, (b) stimulate and reward successful performance of the Company, (c) align a portion of eligible employees’ compensation with the Company’s performance, and (d) provide an additional incentive to employees. 3. Administration of the Plan: The STI Plan shall be administered by the Committee. The Committee shall have full power and authority to (a) interpret the STI Plan, (b) make all determinations under the STI Plan, (c) establish, amend, and rescind any rules, forms, or procedures as he, she, or it deems necessary for the proper administration of the STI Plan, (d) correct defects and ambiguities, supply omissions, reconcile inconsistencies in the STI Plan, and (e) take any other action he, she, or it deems necessary or advisable in connection with the administration of the STI Plan. The Committee may delegate in writing its power and authority under the STI Plan, other than with respect to participation in the STI Plan by any Section 16 Officers (as defined below), jointly and/or individually, to the Company’s (a) Chief Executive Officer, (b) Chief Financial Officer, (c) Chief Human Resources Officer, (d) Chief Legal Officer, and/or (e) any other officer or position of the Company that may succeed any of the foregoing roles, responsibilities, functions, and/or capacities for the Company; provided that such designated officer shall consult with the other members of the Company’s senior management with respect to the administration of the STI Plan. For purposes of the STI Plan, “Section 16 Officers” means an employee of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended from time to time. The Committee and/or the above-referenced designated officer exercising its power and authority to administer the STI Plan shall be referred to as the “Plan Administrator.” Any decision made, action taken, or interpretation made by the Plan Administrator that is not inconsistent with the provisions of the STI Plan shall be final, conclusive, and binding on all persons interested in the STI Plan.

Short-Term Incentive Compensation Plan March 2, 2025 _____________________________________________________________________________________________ Page 2 4. Term and Termination of the STI Plan: (a) The STI Plan shall be deemed effective as of March 2, 2025, and shall apply for each Plan Year, commencing as of January 1, 2025. The STI Plan shall remain in effect until it is terminated by the Committee or the Board. (b) For purposes of the STI Plan, a “Plan Year” shall mean, unless otherwise specified by the Plan Administrator, the 12-month period commencing as of January 1 and ending on December 31, over which the attainment of one or more performance goals shall be measured for purposes of determining a Participant’s right to, and the payment of, incentive compensation awarded under the STI Plan; provided that in no event shall any such period extend beyond the end of the calendar year in which it begins unless the Plan Administrator considers the application of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the “Code”) prior to approval of such Plan Year. 5. Eligibility and Participation: Full-time non-union employees of the Company and its Subsidiaries who do not otherwise participate in a short-term incentive plan (such as a sales incentive plan) and who are identified by the Plan Administrator for participation in the STI Plan shall be eligible to participate in and earn incentive compensation under the STI Plan (each such eligible employee, a “Participant”) subject to Sections 5(a)-(e). (a) Newly Eligible Employees: Participants who are hired for an eligible job level or who become eligible to participate in the STI Plan (whether due to being promoted, transferred to a new position, a job reclassification, a leave of absence, or any other reason), in each case prior to the commencement of the Plan Year will be eligible to participate in the STI Plan for such upcoming Plan Year. Unless otherwise determined by the Plan Administrator, a newly hired employee who becomes a Participant after the beginning of a Plan Year will be eligible to participate in the STI Plan on a prorated basis according to the date on which they become a Participant in the STI Plan; provided that, such employees have a start date prior to November 1 of the corresponding Plan Year. (b) Termination of Employment: Except as noted below or as otherwise determined by the Plan Administrator in its sole discretion, in order to receive payment of short-term incentive compensation under the STI Plan for an applicable Plan Year, a Participant must be employed on the date of payment. If a Participant’s employment with the Company terminates for any reason other than one noted below, participation in the STI Plan shall end and any short-term incentive compensation that otherwise would have been payable to such Participant for the Plan Year in which such termination occurs shall be forfeited for no consideration. (i) Termination Due to Death: Except as otherwise provided by the Plan Administrator in his or her discretion, if a Participant dies during a Plan Year or after the end of a Plan Year but prior to receiving payment for such Plan Year, such Participant’s estate shall receive prorated short-term incentive compensation for the portion of the Plan Year worked, calculated based on actual performance in accordance with Section 6 and paid at such time as short-term incentive compensation of such Plan Year is otherwise paid. (ii) Termination Due to Retirement: Except as otherwise provided by the Plan Administrator in his or her discretion, if a Participant, after attaining age 55 with at least ten (10) years of employment service with the Company, retires from the

Short-Term Incentive Compensation Plan March 2, 2025 _____________________________________________________________________________________________ Page 3 Company during a Plan Year or after the end of a Plan Year but prior to receiving payment for such Plan Year, such Participant shall receive prorated short-term incentive compensation for the portion of the Plan Year worked, calculated based on actual performance in accordance with Section 6 and paid at such time as short- term incentive compensation of such Plan Year is otherwise paid. 6. Calculation of Short-Term Incentive Compensation: (a) Initial Calculation: Subject to Section 5, Section 6(e), and Section 8, the short-term incentive compensation earned by each Participant during a Plan Year shall equal the product of (i) such Participant’s target incentive amount, as determined in accordance with Section 6(b), (ii) the Company’s business performance multiplier established for such Plan Year in accordance with Section 6(c)(“Company Performance Multiplier”), and (iii) such Participant’s individual performance multiplier established for such Participant in accordance with Section 6(d)(“Individual Performance Multiplier”); with each such multiplier subject to a weighting to be determined by the Plan Administrator in his or her discretion. (b) Target Incentive Amount: Each Participant’s target incentive amount for a Plan Year shall be determined by the Plan Administrator, in his or her discretion, and may be adjusted from time to time. Unless otherwise determined by the Plan Administrator, each Participant’s target incentive amount for a Plan Year under the STI Plan shall be based on a percentage of a Participant’s annualized base pay rate as documented in writing by either: (i) a short-term incentive target letter issued by the Company’s Human Resources Department, (ii) a job offer letter issued from the Company, or (iii) a job change letter issued by the Company’s Human Resources Department, whichever was most recently issued to the Participant. If a Participant is assigned more than one target incentive amount during a Plan Year, the target incentive amount used to calculate the Participant’s short-term incentive compensation for such Plan Year shall equal the sum of the results obtained by multiplying each target incentive amount by the portion of the Plan Year such target incentive amount was in effect, as determined by the Plan Administrator in his or her discretion. (c) Company Performance Multiplier: (i) Metrics, Goals and Weightings: For each Plan Year, the Plan Administrator shall establish, in writing, the formula(s) (including the performance metrics, goals, weightings, payout slopes, and all such other matters it considers appropriate) to be used for purposes of converting the performance of the Company or one or more departments, businesses, divisions, or other identifiable segment of the Company as specified by the Plan Administrator (each individually, a “Business Unit,” and collectively “Business Units”) into a percentage that can be used as an input to calculate the short-term incentive compensation earned by each Participant pursuant to Section 6(a). Each performance goal established by the Plan Administrator may be measured in absolute terms, as compared to any incremental increase, or decrease, as compared to a plan, or as compared to the results of a peer group. The Plan Administrator, in his or her discretion, may specify different performance metrics, weightings, goals, payout slopes, and other features for each Business Unit and may assign each Participant to one or more Business Units for one or more performance metrics for all or a portion of each Plan Year; provided that the sum of all percentage weightings for the metrics and goals used to calculate each Participant’s Company Performance Multiplier must equal 100%. A Participant who experiences one or more

Short-Term Incentive Compensation Plan March 2, 2025 _____________________________________________________________________________________________ Page 4 changes in assigned Business Units during a Plan Year shall be eligible to receive short-term incentive compensation for such Plan Year based on the portion of the Plan Year such Participant was assigned to each Business Unit, as determined by the Plan Administrator in his or her discretion. (ii) Determination of Company Performance: The performance of the Company and each Business Unit against the performance goals established for such Plan Year shall be determined by the Plan Administrator in its sole discretion. In determining performance, the Plan Administrator may make adjustments, in its discretion, to the performance goals and/or achievements to recognize circumstances that it believes warrant special consideration. The Plan Administrator’s determination of performance of the Company and each Business Unit for purposes of the Company Performance Multiplier shall be final, conclusive, and binding on all persons interested in the STI Plan. (d) Individual Performance Multiplier: Each Participant’s individual performance multiplier for each Plan Year shall be determined by the Plan Administrator in his or her discretion based on the performance of such Participant after considering any circumstances that the Plan Administrator believes warrant special consideration. The Plan Administrator’s determination of the performance of each Participant for purposes of the Individual Performance Modifier shall be final, conclusive, and binding on all persons interested in the STI Plan. For the avoidance of doubt, a Participant’s individual performance multiplier may equal zero. (e) Performance Modifiers: The Plan Administrator, in his or her discretion, may establish, in writing, one or more performance modifiers that increase, decrease, or leave unchanged the amount of short-term incentive compensation earned by one or more Participants during a Plan Year, as otherwise determined in accordance with Section 6. 7. Timing and Form of Payment: Payments of short-term incentive compensation earned under the STI Plan shall be made in the form of cash. Unless deferred in accordance with the terms of an applicable deferred compensation arrangement and in accordance with applicable law, all short-term incentive payments for a Plan Year shall be made in the first calendar year following the end of such Plan Year. 8. Maximum Payment under STI Plan: The maximum aggregate amount payable to a Participant under the STI Plan with respect to any Plan Year shall not exceed two hundred percent (200%) of such Participant’s target incentive amount for such Plan Year, as determined in accordance with Section 6(b). 9. Amendments, Revocations, or Modifications: Subject to applicable law, the Committee may amend, revoke, modify, or terminate the STI Plan, in whole or in part, at any time and from time to time, including to reduce or eliminate the compensation or other economic benefit otherwise payable under the STI Plan. 10. Participants Outside of the United States: With respect to Participants who live in or are subject to taxation in one or more countries other than the United States, the Plan Administrator may establish subplans, establish different payout formulas, policies, practices, or procedures, or otherwise modify the provisions or operation of the STI Plan to address differences in laws, rules, regulations, customs, or requirements. If any aspect of the STI Plan is determined to conflict with applicable local law, the STI Plan shall be deemed amended in that jurisdiction to the extent necessary to make the STI Plan comply with such law.

Short-Term Incentive Compensation Plan March 2, 2025 _____________________________________________________________________________________________ Page 5 11. Rights of Participants: Nothing in the STI Plan or the fact that a person has received or has become eligible to receive short- term incentive compensation hereunder shall be deemed to give such person any right to be retained in the employ of the Company or to interfere with the right of the Company to discipline or terminate the employment of such person at any time for any reason whatsoever. No person shall have any claim or right to receive short-term incentive compensation under the STI Plan, except as expressly provided in accordance with the provisions of the STI Plan and as approved by the Plan Administrator. Unless otherwise specifically determined by the Company and subject to applicable law, the short-term incentive compensation earned under the STI Plan shall not be deemed a part of any Participant’s compensation for purposes of determining such Participant’s payments or benefits under any Company benefit plan, severance program or severance pay law of any country. The STI Plan shall be unfunded. Eos shall not have any obligation to set aside funds or segregate assets to ensure the payment of any short-term incentive compensation earned hereunder. This Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. 12. Clawback Provisions: The gross amount of all payments actually or constructively received by a Participant under the STI Plan (including any amounts or benefits arising therefrom) shall be subject to any clawback or recoupment arrangements or policies that the Company has in place from time to time, including without limitation, the Eos Energy Enterprises, Inc. Clawback Policy and any other such policy adopted to comply with applicable laws, the rules of any securities exchange or automated quotation system on which the shares of the Company’s common stock (or any other Eos security) are then listed, quoted, or traded. The Company may, to the extent permitted, and shall, to the extent required, by applicable law, stock exchange rules or Company policy or arrangement, cancel or require forfeiture or reimbursement of any amounts granted, earned, or paid to the Participant (and any benefits derived therefrom). 13. Withholding: The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes, contributions, and other amounts required by law to be withheld, deducted, or collected in connection with any taxable event arising out of or relating to an individual’s participation in the STI Plan. 14. Section 409A: Payments under the STI Plan are intended to comply with or be exempt from the requirements of the requirements of Section 409A of the Code and the rules and regulations related thereto (“Section 409A”), and the STI Plan and any awards thereunder shall be interpreted in a manner consistent with that intent, and the STI Plan shall be operated accordingly. If any provision of the STI Plan or any term or condition of any award thereunder would otherwise frustrate or conflict with this intent, the provision, term, or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the STI Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A), and any amount hereunder is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such Participant under the STI Plan as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A. If payments under the STI Plan include a “series of installment payments” (within the meaning of Section 1.409A- 2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the tax treatment of the benefits provided under the STI Plan is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any

Short-Term Incentive Compensation Plan March 2, 2025 _____________________________________________________________________________________________ Page 6 taxes, penalties, interest, or other expenses that may be incurred by any Participant on account of non- compliance with Section 409A. 15. Nature of Employment: Nothing in the STI Plan shall change the at-will employment status or confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Participant’s or Company’s right to terminate the employment relationship at any time, with or without cause or advance notice. 16. Definitions and Headings: Unless otherwise expressly noted, all references in the STI Plan to: (i) “Section” shall mean, with respect to such reference, each such section or subsection of the STI Plan, and (ii) “Attachment” shall mean, with respect to any such reference, each such schedule or exhibit attached to the STI Plan. The headings of any section or paragraph of the STI Plan are for convenience of reference only and shall not be used to interpret any provision of the STI Plan. 16. Severability: The provisions of the STI Plan are to be deemed severable and the invalidity, illegality, or unenforceability of one or more of such provisions shall not affect the validity, legality, or enforceability of the remaining provisions. 17. Governing Law: The STI Plan and all rights granted under the STI Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, U.S.A., without regard to its otherwise applicable conflicts of laws rules. 18. No Assignment: No right or interest of a Participant under the STI Plan may be sold, assigned, transferred, pledged, or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution. No right or interest of a Participant under the STI Plan shall be subject to the claims of any creditor or to any liens. 19. Successors: All obligations of the Company under the STI Plan with respect to the payment of short-term incentive compensation shall be binding upon any successor to the Company, regardless of the reason or circumstances for such succession (whether by reason of merger, consolidation, or the purchase of all or substantially all of the business and assets of the Company). * * *